UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ARCA BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

10170 Church Ranch Way, Suite 100

Westminster, Colorado 80021

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, DECEMBER 10, 2020

The following Notice of Change of Location relates to the Proxy Statement of ARCA biopharma, Inc. (the "Company"), dated October 28, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, December 10, 2020. This Supplement is being filed with the Securities and Exchange Commission (the “SEC”) and was made available to shareholders and others by means of a press release that was issued on December 9, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF 2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, DECEMBER 10, 2020

ARCA biopharma Announces Location Change for 2020 Annual Meeting of Stockholders

Westminster, CO, December 9, 2020 – ARCA biopharma, Inc. (Nasdaq: ABIO), today announced that its 2020 Annual Meeting of Stockholders, scheduled for Thursday, December 10, 2020 at 9:00 a.m. MT, now will be held at the company’s offices located at 10170 Church Ranch Way, Suite 100, Westminster, CO 80021, approximately one-quarter mile from the previously noticed location.  The meeting location change is due to the COVID-19 related unavailability of the previously noticed meeting location.

Due to the COVID-19 pandemic, seating capacity will be limited to comply with guidelines promulgated by relevant public health authorities. Social distancing will be observed at all times during the meeting and each attendee will be required to wear a protective face covering.  Should more participants want to join the meeting than available seating capacity, those participants will be provided the opportunity participate in the meeting via remote means.

Further information regarding the annual meeting matters is available in the company's Notice of 2020 Annual Meeting and Proxy Statement filed on October 28, 2020, which is available by clicking on “SEC Filings” under the “Investors” tab on the company's website.

About ARCA biopharma

ARCA biopharma is dedicated to developing genetically targeted therapies for cardiovascular diseases through a precision medicine approach to drug development. ARCA is developing AB201 as a potential treatment for diseases caused by RNA viruses, initially focusing on COVID-19. ARCA is also developing GencaroTM (bucindolol hydrochloride), an investigational, pharmacologically unique beta-blocker and mild vasodilator, as a potential pharmacogenetic treatment for atrial fibrillation in patients with heart failure.  For more information, please visit www.arcabio.com.

###

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 10, 2020:

This communication is being made in respect of the Annual Meeting.  The Company filed with the SEC a definitive proxy statement for the Annual Meeting on October 28, 2020 (the “Definitive Proxy Statement”) and will file other documents regarding the Annual Meeting with the SEC.  Before making any voting decision regarding the matters to be presented at the Annual Meeting, stockholders are advised to read the Definitive Proxy Statement in connection with the solicitation for proxies for the Annual Meeting, because these statements contain important information. The Company’s stockholders may also obtain a copy of the Definitive Proxy Statement as well as other documents filed with the SEC by the Company, without charge, at the SEC’s website located at www.sec.gov or on the Company’s website at www.arcabio.com.